UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MRU HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	33-0954381
(State of Incorporation)	(I.R.S. employer identification no.)

1114 Avenue of the Americas, 30th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of exchange on which each class to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: ____________

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share, of MRU Holdings, Inc. (the “Company”) is set forth under the caption “Description of Capital Stock” in Amendment No. 1 to the Form SB-2 Registration Statement dated July 13, 2005, filed with the Securities and Exchange Commission on July 13, 2005, which description is incorporated by reference herein.

Item 2.    Exhibits

No exhibits are required to be filed as a part of this registration statement on Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MRU HOLDINGS, INC.

Date: October 10, 2006	By:	/s/ Edwin McGuinn
Name: Edwin McGuinn
Title: Chief Executive Officer